Exhibit 10.55
AMENDMENT TO EMPLOYMENT AGREEMENT
THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made effective as of the 16th day of February, 2011, by and between CENTRA BANK, INC., a West Virginia corporation (“Employer”) and DOUGLAS J. LEECH, JR. (“Employee”), joined by CENTRA FINANCIAL HOLDINGS, INC., a West Virginia corporation (“Centra Financial”).
RECITALS:
The parties wish to amend the Employment Agreement by and between Employee and Employer and joined by Centra Financial, dated as of January 17, 2008, as amended on March 17, 2008, January 13, 2009, and September 23, 2010 (the “Employment Agreement”) to give Employer the sole discretion at any time hereafter to make accelerated distributions of deferred compensation thereunder as permitted by Section 409A the Internal Revenue Code of 1986, as amended, and the applicable Treasury Regulations thereunder.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that the Employment Agreement is hereby amended by adding a new Subsection 9(j) which shall read as follows:
(j) Employer may, in its sole discretion, make any accelerated distribution permissible under Treas. Reg. section 1.409A-3(j)(4) to Employee of deferred amounts, provided that such distribution(s) meets the requirements of Treas. Reg. section 1.409A-3(j)(4).
[signatures are on the next page]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first written above.

CENTRA BANK, INC.

By	Its Compensation Committee

By:

By:

By:

By:

CENTRA FINANCIAL HOLDINGS, INC.

By:

EMPLOYEE

Douglas J. Leech, Jr.